EXHIBIT 10.38




PHOENIX VENTURES {LOGO OMITTED}




November 1, 2006

Roger Harrison
Chairman of the Board
Performance Health Technologies
427 Riverview Plaza
Trenton, NJ 08611

RE:        ENGAGEMENT OF PHOENIX VENTURES, LLP

Dear Roger:

         Phoenix Ventures (hereinafter, "We" or the "Firm") will provide to Performance Health Technologies, Inc. (hereinafter the "Company" or PHT) with a variety of services including, but not limited to the following items listed below:

         1. ADMINISTRATION

              Phoenix Ventures will provide all necessary purchasing, insurance policies, banking services, general correspondence and the preparation of various reports as required by the Board of Directors or the CEO. The firm will assist in the provision of communication and data services, the maintenance of files, correspondence and other records of the company and all other administrative duties and functions as required by PHT.


         2. GENERAL FINANCE AND ACCOUNTING

               Phoenix Ventures will provide for general financial and accounting tasks of the company such as payroll, accounts payable, and accounts receivable. The firm will also maintain accounting ledgers, "Quick Book" files and assist in the upkeep of other financial schedules and documents such as stocks, warrants, notes and options.


         3. CORPORATE SECRETARY

               Phoenix Ventures will provide the services of a cooperate secretary for PHT at all Board meetings and other meetings as required by PHT. These services will include the taking and distribution of minutes of all Board proceedings, preparation of resolutions, recording of votes taken, maintenance of Board files and other related duties as necessary.



                    427 River View Plaza ~ Trenton, NJ 08611
                   Phone (609)-656-0800 ~ Fax (609)-656-0869

         4. STRATEGIC PLANNING ASSISTANCE

               The firm will provide assistance and advice pertaining to the development of strategic planning process which will set forth PHT's future goals, marketing plans, projections, bench marks and overall direction.


         5. CAPITAL RESOURCE IDENTIFICATION

               Phoenix Ventures will assist in identifying and obtaining additional sources of capital for company operations and marketing efforts.


         6. GENERAL MANAGEMENT CONSULTING AND ASSISTANCE

               The firm will lend its expertise and experience in areas such as management, marketing, finance, public relations and government relations, including grant writing, whenever required by the company.

         It is agreed that PHT retains the Firm for the services described in sections 1 through 6 above for a period of one (1) year, such term of service beginning November 1, 2006 and ending October 31, 2007.

         Phoenix Ventures will be compensated for such services $6,000 per month. This cumulative amount will be reduced from any other fee Phoenix Ventures earns from PHT for any other specifically agreed upon project, grant application or fee for service work. PHT will also pay reasonable expenses for Federal Express if needed, messenger services or other mutually agreed upon expenses incurred by the Firm on its behalf. The Firm will provide an invoice at the end of each month detailing expenses incurred. In addition, PHT will issue to the firm 30,000 option shares at an exercise price of $0.25 per share vesting, 2,500 options for each month this contract is in effect. The vested options shall be exercisable for ten years regardless of whether or not this contract is in effect at the time of exercise.

         The Firm agrees that all information provided by PHT to the Firm, at all times shall remain, confidential.

         After a six (6) month period, the Firm and PHT will review its time and activity, and make any contractual adjustments accordingly.

         After the six (6) month period described above, either the Firm or PHT may cancel this Agreement without cause with 30 days' prior written notice to the other party.


                    427 River View Plaza ~ Trenton, NJ 08611
                    Phone (609)-656-0800 ~ Fax (609)-656-0869

AGREED TO AND ACCEPTED THIS 9th DAY OF NOVEMBER, 2006:



PERFORMANCE HEALTH TECHNOLOGIES, INC.




By:      /S/ ROGER HARRISON
         -------------------
         Roger Harrison
         Chairman of the Board


PHOENIX VENTURES



By:      /S/ DOMINIQUE PRUNETTI MILLER
         ------------------------------
            Dominique Prunetti Miller
            Partner





                    427 River View Plaza ~ Trenton, NJ 08611
                    Phone (609)-656-0800 ~ Fax (609)-656-0869